Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS SECOND QUARTER FISCAL 2027 FINANCIAL RESULTS

RENO, Nev. (November 4, 2026)-- U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings available to common stockholders for its second quarter ended September 30, 2026, of $136.7 million, compared with net earnings of $105.6 million for the same period last year. Earnings per share for Non-Voting Common Stock (UHAL.B) were $0.71 for the second quarter of fiscal 2027 compared to $0.54 for the same period in fiscal 2026.

For the six-month period ended September 30, 2026, net earnings available to common stockholders were $259.6 million compared with net earnings of $247.9 million for the same period last year. Earnings per share for Non-Voting Common Stock (UHAL.B) were $1.34 for the six-month period of fiscal 2027 compared to $1.27 for the same period in fiscal 2026.

“Many people worked hard to serve customers and create the quarterly results,” stated Joe Shoen, chairman of U-Haul Holding Company. “I am going to call our results a modest win. We continue to reinvest, but at an appropriately slower pace.”

Highlights of Second Quarter Fiscal 2027 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, increased $44.5 million to $241.9 million compared to the second quarter of fiscal 2026.
o
Fleet depreciation expense decreased $4.5 million for the second quarter and net losses from the disposal of retired rental equipment decreased $34.1 million to $4.2 million for the second quarter, all compared with the second quarter of fiscal 2026.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased $5.0 million to $547.6 million compared to the second quarter of fiscal 2026 and for the trailing twelve months for September 30, 2026 decreased $39.5 million to $1,642.4 million compared to the trailing twelve months for September 30, 2025.
•
Self-storage revenues increased $15.8 million, or 6.4% versus the second quarter of fiscal year 2026.
o
Same store occupancy decreased 1.1% to 89.5%, revenue per foot increased 6.7%, and the number of locations qualifying for the pool increased by 77.
o
During the second quarter of fiscal 2027, we added 10 new locations with storage and 1.0 million net rentable square feet (NRSF).
o
We have approximately 11.4 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $37.4 million, or 3.4% versus the second quarter of fiscal year 2026. Total revenue, as well as revenue per transaction increased across both our In-Town and One-Way markets and total In-Town transactions increased compared to the second quarter of fiscal 2026. Compared to the same period last year, we increased the number of Company operated retail locations, independent dealers, along with the number of box trucks in the rental fleet.

•
Other revenue for Moving and Storage increased $7.6 million or 4.3% versus the second quarter of fiscal 2026 due to growth of our U-Box product offering. We continue to expand our breadth and reach of this program through additional warehouse space, moving and storage containers and delivery equipment.
•
The largest contributors to our operating expense increases were, freight and shipping costs, which increased $24.4 million, personnel expense, which increased $10.2 million, property taxes, which increased $4.7 million and self-insured liability costs, which increased $6.2 million, compared with the second quarter of fiscal 2026.
•
Cash and credit availability at the Moving and Storage segment was $1,335.1 million as of September 30, 2026 compared with $1,479.4 million at March 31, 2026.
•
During the second quarter of fiscal 2027, we repurchased 149,927 shares of our Voting Common Stock at a cost of $10.1 million and 1,095,478 shares of our Non-Voting Common Stock at a cost of $68.2 million. For the six months, we repurchased 398,295 shares of our Voting Common Stock at a cost of $25.7 million and 1,679,756 shares of our Non-Voting Common Stock at a cost of $100.7 million.
•
On August 20, 2026, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on September 14, 2026. The dividend was paid on September 25, 2026.
•
Our latest Supplemental financial information is available at investors.uhaul.com.

U-Haul Holding Company will hold its investor call for the second quarter of fiscal 2027 on Thursday, November 5, 2026, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To listen to the call live, or to listen to a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company. U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of more than 25,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 205,600 trucks, 137,200 trailers and 44,400 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,156,200 rentable storage units and 101.4 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended September 30, 2026, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the second quarter of fiscal 2027 and 2026.

	Quarter Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)
Self-moving equipment rentals	$1,147,929	$1,110,477
Self-storage revenues	262,138	246,299
Self-moving and self-storage product and service sales	90,302	89,829
Property management fees	9,580	9,621
Life insurance premiums	7,925	18,370
Property and casualty insurance premiums	29,545	28,272
Net investment and interest income	39,857	40,022
Other revenue	185,399	177,032
Consolidated revenue	1,772,675	1,719,922

Listed below are the revenues and earnings from operations at each of our operating segments for the second quarter of fiscal 2027 and 2026.

	Quarter Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	1,694,151	1,632,827
Earnings from operations before equity in earnings of subsidiaries	241,886	197,440
Property and casualty insurance
Revenues	37,008	35,891
Earnings from operations	16,978	17,154
Life insurance
Revenues	44,900	54,113
Earnings from operations	6,210	3,028
Eliminations
Revenues	(3,384)	(2,909)
Earnings from operations before equity in earnings of subsidiaries	(26)	(28)
Consolidated Results
Revenues	1,772,675	1,719,922
Earnings from operations	265,048	217,594

Moving and Storage
Debt Metrics
(Unaudited)(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Real estate secured debt	$3,364,734	$3,196,940	$3,204,208	$3,096,564	$3,002,344
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Fleet secured debt	3,146,686	3,187,699	3,157,364	3,196,817	2,965,804
Other secured debt	61,857	62,245	63,377	64,798	64,357
Total debt	8,273,277	8,146,884	8,124,949	8,058,179	7,732,505

Cash and cash equivalents	$870,096	$883,630	$1,014,382	$1,010,011	$910,969
Total assets	19,082,104	18,885,168	18,687,591	18,717,342	18,460,371
Adjusted EBITDA (TTM)	1,642,366	1,637,311	1,645,859	1,640,173	1,681,900

Net debt to adjusted EBITDA	4.5	4.4	4.3	4.3	4.1
Net debt to total assets	38.8%	38.5%	38.0%	37.7%	37.0%

Percent of debt floating	10.3%	8.4%	6.7%	6.8%	7.1%
Percent of debt fixed	89.7%	91.6%	93.3%	93.2%	92.9%
Percent of debt unsecured	20.5%	20.9%	20.9%	21.1%	22.0%

Unencumbered asset ratio*	4.19x	4.08x	3.98x	4.01x	3.96x

The components of depreciation, net of (gains) losses on disposals for the second quarter of fiscal 2027 and 2026 are as follows:

	Quarter Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)

Depreciation expense - rental equipment	$222,425	$226,909
Depreciation expense - non rental equipment	21,969	23,760
Depreciation expense - real estate	57,317	51,440
Total depreciation expense	$301,711	$302,109

Net (gains) losses on disposals of rental equipment	$4,248	$38,329
Net (gains) losses on disposals of non-rental equipment	42	170
Total net (gains) losses on disposals of equipment	$4,290	$38,499

Depreciation, net of (gains) losses on disposals	$306,001	$340,608

Net (gains) losses on disposals of real estate	$(253)	$4,531

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarters Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	876	831
Square footage as of September 30	75,741	71,167
Average monthly number of units occupied	648	630
Average monthly occupancy rate based on unit count	74.2%	76.3%
End of period occupancy rate based on unit count	73.6%	74.4%
Average monthly square footage occupied	57,863	55,623

Listed below on a consolidated basis are revenues for our major product lines for the first six months of fiscal 2027 and 2026.

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)
Self-moving equipment rentals	$2,235,507	$2,168,750
Self-storage revenues	512,310	480,536
Self-moving and self-storage product and service sales	189,542	188,017
Property management fees	19,145	19,203
Life insurance premiums	25,991	37,539
Property and casualty insurance premiums	53,796	50,010
Net investment and interest income	77,225	75,233
Other revenue	341,186	331,104
Consolidated revenue	3,454,702	3,350,392

Listed below are the revenues and earnings from operations at each of our operating segments for the first six months of fiscal 2027 and 2026.

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	3,296,100	3,186,686
Earnings from operations before equity in earnings of subsidiaries	476,700	440,318
Property and casualty insurance
Revenues	68,231	65,612
Earnings from operations	29,194	29,042
Life insurance
Revenues	96,376	104,207
Earnings from operations	9,803	5,704
Eliminations
Revenues	(6,005)	(6,113)
Earnings from operations before equity in earnings of subsidiaries	(53)	(56)
Consolidated Results
Revenues	3,454,702	3,350,392
Earnings from operations	515,644	475,008

The components of depreciation, net of (gains) losses on disposals for the first six months of fiscal 2027 and 2026 are as follows:

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands)

Depreciation expense - rental equipment	$444,129	$435,121
Depreciation expense - non rental equipment	44,524	47,779
Depreciation expense - real estate	113,694	101,285
Total depreciation expense	$602,347	$584,185

Net (gains) losses on disposals of rental equipment	$2,355	$60,454
Net (gains) losses on disposals of non-rental equipment	139	(22)
Total net (gains) losses on disposals of equipment	$2,494	$60,432

Depreciation, net of (gains) losses on disposals	$604,841	$644,617

Net (gains) losses on disposals of real estate	$2,815	$2,914

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of September 30	876	831
Square footage as of September 30	75,741	71,167
Average monthly number of units occupied	638	631
Average monthly occupancy rate based on unit count	73.5%	77.2%
End of period occupancy rate based on unit count	73.6%	74.4%
Average monthly square footage occupied	56,900	55,511

Self-Storage Portfolio Summary
As of September 30, 2026
(Unaudited)

U-Haul Owned Store Data by State				Annual	Occupancy
		Units	Rentable	Revenue	During
State/Province	Stores	Occupied	Square Feet	Per Occ SF	Quarter
Texas	102	38,070	4,937,938	$16.29	70.6%
Florida	94	35,014	4,405,260	$19.61	69.7%
California	90	35,995	3,487,817	$23.06	80.1%
Illinois	86	41,516	4,517,620	$17.56	78.8%
Pennsylvania	75	29,317	3,258,772	$18.92	72.4%
Ohio	68	27,120	3,151,078	$15.93	75.3%
New York	67	29,510	2,855,052	$24.46	79.4%
Michigan	61	21,005	2,405,685	$16.84	79.4%
Georgia	58	21,844	2,972,036	$17.21	69.0%
Arizona	55	24,552	3,349,523	$17.28	66.5%
Wisconsin	44	17,199	2,079,133	$14.91	74.1%
Missouri	43	15,580	2,052,343	$15.00	69.6%
North Carolina	42	17,973	2,278,070	$16.39	67.8%
Washington	40	15,074	1,694,730	$18.59	73.5%
Tennessee	38	15,325	1,709,374	$16.03	80.2%
New Jersey	35	17,029	1,656,661	$21.90	82.1%
Minnesota	35	14,147	1,774,058	$14.68	74.3%
Ontario	34	13,017	1,494,534	$24.17	70.5%
Massachusetts	34	11,399	1,183,104	$21.77	77.2%
Indiana	34	11,103	1,191,364	$15.07	85.4%

Top 20 Totals	1,135	451,789	52,454,154	$18.30	74.3%

All Others	517	193,234	23,287,263	$17.64	73.9%

2Q Fiscal 2027 Totals	1,652	645,023	75,741,417	$18.10	74.2%

Same Store Pool Held Constant for Prior Periods
Same Store 2Q27	980	371,502	36,150,943	$18.99	89.5%
Same Store 2Q26	980	374,981	36,137,644	$17.80	90.6%
Same Store 2Q25	980	392,117	36,124,264	$17.15	93.5%

Non Same Store 2Q27	672	273,521	39,590,474	$16.86	60.0%
Non Same Store 2Q26	616	243,156	35,029,114	$16.05	61.4%
Non Same Store 2Q25	524	214,047	28,374,728	$15.99	64.8%

Same Store Pool, Prior Periods Unchanged
Same Store 2Q27	980	371,502	36,150,943	$18.99	89.5%
Same Store 2Q26	903	320,815	30,897,753	$17.88	90.5%
Same Store 2Q25	893	319,259	29,403,609	$17.20	94.1%

Non Same Store 2Q27	672	273,521	39,590,474	$16.86	60.0%
Non Same Store 2Q26	693	297,322	40,269,004	$16.28	65.2%
Non Same Store 2Q25	611	286,905	35,095,383	$16.22	69.9%

Note: Store Count, Units and NRSF figures reflect active storage locations for the last month of the reporting quarter. Occupancy % reflects average occupancy during the reporting quarter. Revenue per foot is average revenue per occupied foot over the trailing twelve months ending September 2026. Same store includes storage locations with rental storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month. The locations have occupancy each month during the last three years and have achieved 80% or greater occupancy for the last two years. Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2026	2026
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$999,862	$1,120,147
Trade receivables and reinsurance recoverables, net	370,738	159,768
Inventories and parts, net	182,905	178,155
Prepaid expenses	142,898	191,671
Fixed maturity securities available-for-sale, net	2,255,298	2,417,912
Equity securities	15,650	14,976
Investments, other	693,355	706,314
Deferred policy acquisition costs, net	59,497	112,852
Other assets	159,226	127,202
Right of use assets - operating	36,907	40,188
Related party assets	48,260	53,159

Property, plant and equipment, at cost:
Land	1,897,373	1,865,369
Buildings and improvements	10,928,024	10,542,945
Furniture and equipment	1,097,361	1,074,032
Rental trailers and other rental equipment	1,275,531	1,206,253
Rental trucks	8,985,854	8,554,508
	24,184,143	23,243,107
Less: Accumulated depreciation	(7,273,917)	(6,862,662)
Total property, plant and equipment	16,910,226	16,380,445
Total assets	$21,874,822	$21,502,789
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$872,725	$850,294
Notes, loans and finance liabilities payable, net	8,230,090	8,083,374
Operating lease liabilities	37,637	40,957
Policy benefits and losses, claims and loss expenses payable	965,895	939,874
Liabilities from investment contracts	2,343,240	2,357,545
Other policyholders' funds and liabilities	9,325	2,899
Deferred income	69,270	56,614
Deferred income taxes	1,628,807	1,559,581
Total liabilities	14,156,989	13,891,138

Stockholders' equity:
Common stock	10,497	10,497
Common stock - Non-Voting	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(171,869)	(163,640)
Retained earnings	8,221,772	7,979,720
Cost of common shares in treasury, net	(551,578)	(525,653)
Cost of Series N non-voting common shares in treasury, net	(101,716)	-
Cost of preferred shares in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,717,833	7,611,651
Total liabilities and stockholders' equity	$21,874,822	$21,502,789

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)
Revenues:
Self-moving equipment rentals	$1,147,929	$1,110,477
Self-storage revenues	262,138	246,299
Self-moving and self-storage products and service sales	90,302	89,829
Property management fees	9,580	9,621
Life insurance premiums	7,925	18,370
Property and casualty insurance premiums	29,545	28,272
Net investment and interest income	39,857	40,022
Other revenue	185,399	177,032
Total revenues	1,772,675	1,719,922

Costs and expenses:
Operating expenses	965,051	909,542
Commission expenses	126,644	121,811
Cost of product sales	66,967	67,625
Benefits and losses	20,750	48,178
Amortization of deferred policy acquisition costs	18,604	4,962
Lease expense	3,863	5,071
Depreciation, net of (gains) losses on disposals	306,001	340,608
Net (gains) losses on disposal of real estate	(253)	4,531
Total costs and expenses	1,507,627	1,502,328

Earnings from operations	265,048	217,594
Other components of net periodic benefit costs	(357)	(345)
Other interest income	8,359	10,015
Interest expense	(99,019)	(90,305)
Fees and amortization on extinguishment of debt	(44)	-
Pretax earnings	173,987	136,959
Income tax expense	(37,312)	(31,409)
Earnings available to common stockholders	$136,675	$105,550
Basic and diluted earnings per share of Common Stock	$0.66	$0.49
Weighted average shares outstanding of Common Stock: Basic and diluted	19,246,975	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	0.71	0.54
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	175,158,177	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED ENTITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended September 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)
Revenues:
Self-moving equipment rentals	$2,235,507	$2,168,750
Self-storage revenues	512,310	480,536
Self-moving and self-storage products and service sales	189,542	188,017
Property management fees	19,145	19,203
Life insurance premiums	25,991	37,539
Property and casualty insurance premiums	53,796	50,010
Net investment and interest income	77,225	75,233
Other revenue	341,186	331,104
Total revenues	3,454,702	3,350,392

Costs and expenses:
Operating expenses	1,852,041	1,736,291
Commission expenses	246,916	238,548
Cost of product sales	138,721	139,830
Benefits and losses	62,887	93,360
Amortization of deferred policy acquisition costs	23,478	9,879
Lease expense	7,359	9,945
Depreciation, net of (gains) losses on disposals	604,841	644,617
Net (gains) losses on disposal of real estate	2,815	2,914
Total costs and expenses	2,939,058	2,875,384

Earnings from operations	515,644	475,008
Other components of net periodic benefit costs	(714)	(691)
Other interest income	17,750	20,684
Interest expense	(196,931)	(172,635)
Fees and amortization on extinguishment of debt	(75)	(26)
Pretax earnings	335,674	322,340
Income tax expense	(76,070)	(74,459)
Earnings available to common stockholders	$259,604	$247,881
Basic and diluted earnings per share of Common Stock	$1.24	$1.17
Weighted average shares outstanding of Common Stock: Basic and diluted	19,401,609	19,607,788
Basic and diluted earnings per share of Non-Voting Common Stock	1.34	1.27
Weighted average shares outstanding of Non-Voting Common Stock: Basic and diluted	175,720,426	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated approximately 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less than the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share were calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share was added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process was used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters ended September 30, 2026 and 2025 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	September 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,246,975	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	194,405,152	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	9.90%	10.00%

Net earnings available to common stockholders	$136,675	$105,550
Voting Common Stock dividends declared and paid	-	-
Non-Voting Common Stock dividends declared and paid	(8,739)	(8,823)
Undistributed earnings available to common stockholders	$127,936	$96,727
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$12,666	$9,673

Undistributed earnings per share of Voting Common Stock	$0.66	$0.49
Dividends declared per share of Voting Common Stock	-	-
Basic and diluted earnings per share of Voting Common Stock	$0.66	$0.49

Weighted average shares outstanding of Non-Voting Common Stock	175,158,177	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	194,405,152	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90.10%	90.00%

Net earnings available to common stockholders	$136,675	$105,550
Voting Common Stock dividends declared and paid	-	-
Non-Voting Common Stock dividends declared and paid	(8,739)	(8,823)
Undistributed earnings available to common stockholders	$127,936	$96,727
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$115,270	$87,054

Undistributed earnings per share of Non-Voting Common Stock	$0.66	$0.49
Dividends declared per share of Non-Voting Common Stock	0.05	0.05
Basic and diluted earnings per share of Non-Voting Common Stock	$0.71	$0.54

The calculation of basic and diluted earnings per share for the first six months ended September 30, 2026 and 2025 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Six Months Ended
	September 30,
	2026	2025
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,401,609	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	195,122,035	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	9.94%	10.00%

Net earnings available to common stockholders	$259,604	$247,881
Voting Common Stock dividends declared and paid	-	-
Non-Voting Common Stock dividends declared and paid	(17,552)	(17,647)
Undistributed earnings available to common stockholders	$242,052	$230,234
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$24,060	$23,023

Undistributed earnings per share of Voting Common Stock	$1.24	$1.17
Dividends declared per share of Voting Common Stock	-	-
Basic and diluted earnings per share of Voting Common Stock	$1.24	$1.17

Weighted average shares outstanding of Non-Voting Common Stock	175,720,426	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	195,122,035	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90.06%	90.00%

Net earnings available to common stockholders	$259,604	$247,881
Voting Common Stock dividends declared and paid	-	-
Non-Voting Common Stock dividends declared and paid	(17,552)	(17,647)
Undistributed earnings available to common stockholders	$242,052	$230,234
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$217,992	$207,211

Undistributed earnings per share of Non-Voting Common Stock	$1.24	$1.17
Dividends declared per share of Non-Voting Common Stock	0.10	0.10
Basic and diluted earnings per share of Non-Voting Common Stock	$1.34	$1.27

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures adjusted EBITDA. The Company believes that this widely accepted measures of operating profitability enhance the transparency of its disclosures, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the ongoing core business operations, and improves the period-to-period comparability of those results. This non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage Adjusted EBITDA Calculation
(Unaudited, In thousands)	Trailing Twelve Months
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025

Net earnings available to common stockholders	94,851	63,726	83,128	128,622	232,756
Income tax expense	10,858	5,661	10,341	11,714	48,448
Fees on early extinguishment of debt and costs of defeasance	1,157	1,113	1,108	189	26
Interest expense	389,161	380,449	364,868	348,914	330,192
Other interest income	(44,615)	(46,295)	(47,597)	(40,881)	(45,759)
Other components of net periodic benefit costs	1,406	1,394	1,383	1,409	1,435
Net (gains) losses on disposal of real estate	8,512	13,296	8,611	11,915	12,577
Depreciation, net of (gains) losses on disposals	1,247,245	1,281,852	1,287,021	1,238,114	1,158,986
Elimination of net earnings from insurance subsidiaries	(66,209)	(63,885)	(63,004)	(59,823)	(56,761)
Adjusted EBITDA	1,642,366	1,637,311	1,645,859	1,640,173	1,681,900

The table below presents the reconciliation of the second quarter adjusted EBITDA measure to its most directly comparable GAAP measures.

Moving and Storage Adjusted EBITDA Calculation
(Unaudited, In thousands)	Quarters Ended
	September 30,	September 30,
	2026	2025

Net earnings available to common stockholders	136,675	105,550
Income tax expense	32,521	27,324
Fees on early extinguishment of debt and costs of defeasance	44	-
Interest expense	99,045	90,333
Other interest income	(8,431)	(10,111)
Other components of net periodic benefit costs	357	345
Net (gains) losses on disposal of real estate	(253)	4,531
Depreciation, net of (gains) losses on disposals	306,001	340,608
Elimination of net earnings from insurance subsidiaries	(18,325)	(16,001)
Adjusted EBITDA	547,634	542,579

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